Exhibit 1




                              ACCOUNTANTS' CONSENT

The Board of Directors
FNX Mining Company Inc.

We consent to the use of our report, dated March 1, 2004, included in this annual report and our Comments by Auditors for U.S. readers on Canada-U.S. Reporting Differences, also dated March 1, 2004, on Form 40-F.


/s/ KPMG LLP
Toronto, Canada
March 1, 2004